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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[X]  Soliciting Material Pursuant to (S) 240.14a-12

                           Discount Auto Parts, Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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                              Date: August 7, 2001


Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, but are not limited to: (1) statements about the benefits of the merger between Advance and Discount Auto Parts, including future financial and operating results, purchasing efficiencies, distribution efficiencies and other cost savings; (2) statements with respect to Advance's and Discount's plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. As used herein, Advance shall be deemed to mean Advance Holding Corporation and its wholly-owned subsidiaries Advance Auto Parts, Inc. and Advance Stores Company, Incorporated. These statements are based upon current beliefs and expectations of the managements of Advance and Discount Auto Parts, and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) the risk that the businesses of Advance and Discount Auto Parts will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected efficiencies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with suppliers and employees, may be greater than expected; (5) inability to obtain or meet conditions imposed for governmental approval for the merger or merger schedule;
(6) the failure of Discount Auto Parts' shareholders to approve the merger; (7) recessionary trends in general or in specific areas where Advance and Discount Auto Parts operate; (8) competitive pricing and other competitive pressures; and
(9) other economic, business, competitive and/or regulatory factors affecting Advance's and Discount Auto Parts' businesses generally.

More detailed information about some of these factors is set forth in Advance's and Discount Auto Parts' filings with the SEC, including Advance's annual report on Form 10-K for the fiscal year ended December 30, 2000 and Discount Auto Parts' annual report on Form 10-K for the fiscal year ended May 30, 2000, including Discount Auto Parts' 2000 annual report to shareholders attached thereto. Advance and Discount Auto Parts are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, further events or otherwise.

#   #   #

Investors and security holders are advised to read the proxy
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statement/prospectus regarding the business combination transaction referenced
------------------------------------------------------------------------------
in the foregoing information, when it becomes
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

available, and any other relevant documents filed with the SEC by Advance and
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Discount Auto Parts because the documents will contain important information.
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The proxy statement/prospectus will be filed with the SEC by Advance and
Discount Auto Parts. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and any other document filed with the SEC by Advance or Discount Auto Parts at the SEC's web site at www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Advance and Discount Auto Parts by making a request to Advance Holding Corporation, 5673 Airport Road, Roanoke, Virginia 24012, Attention:
Corporate Secretary, Telephone: (540) 362-4911; or Discount Auto Parts, Inc., 4900 Frontage Road South, Lakeland, Florida 33815, Attention: Corporate Secretary, Telephone: (863) 687-9226.

Discount Auto Parts, Advance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies of Discount Auto Parts' shareholders to approve the business combination transaction and adopt the agreement providing for the merger. The directors and executive officers of Discount Auto Parts also may have an interest in the transaction, including as a result of holding stock or options of Discount Auto Parts. A detailed list of the names of Advance's directors and executive officers is contained in Advance's annual report on Form 10-K, filed on March 30, 2001, and a detailed list of the names of Discount Auto Parts' directors and executive officers and their ownership of stock and options of Discount Auto Parts is contained in Discount Auto Parts' proxy statement, filed on August 31, 2000, for its 2000 annual meeting of shareholders, as updated by beneficial ownership reports filed subsequent to such annual meeting. Such documents, and the proxy statement/prospectus disclosing interests of the directors and executive officers of Discount Auto Parts, when filed, may be obtained without charge at the SEC's web site at www.sec.gov.

               Advance Auto Parts to Acquire Discount Auto Parts

Roanoke, Va. and Lakeland, Fl. - August 7, 2001 - Advance Auto Parts and Discount Auto Parts, Inc. (NYSE: DAP) announced today that they have signed a definitive agreement for Advance to acquire Discount in a merger transaction.
As a result of the merger, Discount shareholders will own approximately 13% (approximately 4.3 million shares) of the total shares outstanding of the combined company. Discount shareholders will receive $7.50 in cash plus 0.2577 shares of common stock of the combined company for each Discount share. Advance Holding Corporation will file a registration statement with the SEC covering the shares to be issued in the transaction and will become a public company and renamed Advance Auto Parts, Inc. Larry Castellani will remain as Chief Executive Officer of Advance. Peter Fontaine, Chairman and Chief Executive Officer of Discount, will become a member of the Board of Directors of Advance.

Advance and Discount combined today operate 2,420 stores in 38 states. On a pro forma trailing twelve month basis, the combined companies generated over $3.0 billion in revenues and approximately $243 million in EBITDA. Management believes that significant benefits will be obtained through purchasing and distribution efficiencies and other expense savings. Such efficiencies could total $30 million on an annual basis. At closing, total debt (net of cash) is estimated to be approximately $950 million and total diluted Advance shares outstanding will be 33.8 million.

"Discount Auto Parts provides Advance with a solid position in the Southeast, a leading presence in the important state of Florida, and an emerging, sound commercial delivery operation," said Larry Castellani, CEO of Advance. "With Discount's strong team and a customer service orientation similar to our own, we believe the combined company will be an even stronger competitor in our industry."

"We liked the fit with Advance from the start," said Peter Fontaine, Discount Auto Parts Chairman. "Advance offered us an opportunity to merge with a company that was very similar to ours, from its roots in family ownership and its culture, to its store format and customer demographic. We believe the merger is a great fit and a solid win for us all: our shareholders, our team and our customers."

Based on the above referenced pro forma financial information including expected efficiencies, the stock component of the transaction will have an implied value of $7.50 - $9.50 per existing Discount share when applying a latest twelve months EBITDA multiple of 7x-8x. This multiple range is at the low end of the current multiple range for comparable auto parts retailers, including AutoZone, Genuine Parts, O'Reilly

Automotive and Pep Boys. When the $7.50 per share cash component is included, the total implied value of the transaction will be an estimated range of $15.00 - $17.00 per existing Discount share. No assurances can be given regarding the price of Advance's stock following the close of the transaction.

As part of the transaction, holders of outstanding options to purchase common stock of Discount will receive, in exchange for their Discount options, either cash payments (for those options with an exercise price under $15.00 per share) or options to purchase the common stock of Advance Auto Parts, Inc. (for those options with an exercise price at $15.00 or more).

Fontaine Industries Limited Partnership, a partnership controlled by Peter Fontaine, is Discount's largest shareholder and has entered into a voting agreement requiring Fontaine Industries to vote its shares in favor of the transaction and has granted an irrevocable proxy to Advance Stores Company to vote such shares. In addition, Fontaine Industries has entered into a stock option agreement granting an option to Advance Stores Company to purchase the shares held by Fontaine Industries under certain circumstances. Fontaine Industries owns approximately 25% of the outstanding common stock of Discount.

In connection with the merger agreement, Discount's Board of Directors approved an amendment to its Stockholder Rights Agreement to make the provisions of the Stockholder Rights Agreement inapplicable to the transactions contemplated by the merger agreement.

The transaction is subject to approval by the shareholders of Discount, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions, and is expected to close in the fourth calendar quarter of 2001.

Advance and Discount will hold a conference call on August 8, 2001 at 9:00 am EST to discuss this transaction. For access to the conference call, please dial
(800) 374-1487 for domestic listeners or 706-679-3987 for international listeners by 8:55 am EST on the date of the call, and ask for reference number 1552692. If you are unable to participate on the conference call, a replay of the conference call will be available from August 8, 2001 to August 15, 2001. To access the recorded conference call, interested parties should call (800) 642-1687 for domestic listeners or (706) 645-9291 for international listeners and reference reservation number 1552691.

The conference call and related presentation will also be webcast over the Internet at www.discountautoparts.net or www.streetevents.com. The presentation
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will also be available at www.advanceautoparts.com
                          ------------------------

JPMorgan acted as the sole financial advisor on the transaction to Advance and will lead the financing along with Credit Suisse First Boston and Lehman Brothers Inc. Salomon Smith Barney Inc. acted as exclusive advisor to Discount.

Advance Auto Parts is the primary trade name for Advance Stores Company, Incorporated, a wholly owned subsidiary of Advance Holding Corporation. Advance ended the second quarter of 2001 with 1,765 stores in 38 states, primarily located in the eastern and mid-western regions of the United States and in Puerto Rico and the Virgin Islands. The company is based in Roanoke, Va., and is the second largest auto parts chain in the nation. Additional information about the company, employment opportunities, services, as well as on-line purchase of parts and accessories can be found on the company web site at www.advanceautoparts.com.
------------------------

Discount Auto Parts, Inc. is one of the Southeast's leading specialty retailers and suppliers of automotive replacement parts, maintenance items and accessories to both DIY consumers and professional mechanics and service technicians. The Company currently operates stores located throughout Florida, Georgia, Mississippi, Alabama, Louisiana and South Carolina.

Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, but are not limited to: (1) statements about the benefits of the merger between Advance and Discount Auto Parts, including future financial and operating results, purchasing efficiencies, distribution efficiencies and other cost savings; (2) statements with respect to Advance's and Discount's plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and similar expressions. As used herein, Advance shall be deemed to mean Advance Holding Corporation and its wholly-owned subsidiaries Advance Auto Parts, Inc. and Advance Stores Company, Incorporated. These statements are based upon current beliefs and expectations of the managements of Advance and Discount Auto Parts, and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) the risk that the businesses of Advance and Discount Auto Parts will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected efficiencies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with suppliers and employees, may be greater than expected; (5) inability to obtain or meet conditions imposed for governmental approval for the merger or merger schedule;
(6) the failure of Discount Auto Parts' shareholders to approve the merger; (7) recessionary trends in general or in specific areas where Advance and Discount Auto Parts operate; (8) competitive pricing and other competitive pressures; and
(9) other economic, business, competitive and/or regulatory factors affecting Advance's and Discount Auto Parts' businesses generally.

More detailed information about some of these factors is set forth in Advance's and Discount Auto Parts' filings with the SEC, including Advance's annual report on Form 10-K for the fiscal year ended December 30, 2000 and Discount Auto Parts' annual report on Form 10-K for the fiscal year ended May 30, 2000, including Discount Auto Parts' 2000 annual report to shareholders attached thereto. Advance and Discount Auto Parts are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, further events or otherwise.

#   #   #

Investors and security holders are advised to read the proxy
------------------------------------------------------------
statement/prospectus regarding the business combination transaction referenced
------------------------------------------------------------------------------
in the foregoing information, when it becomes available, and any other relevant
-------------------------------------------------------------------------------
documents filed with the SEC by Advance and Discount Auto Parts because the
---------------------------------------------------------------------------
documents will contain important information.  The proxy statement/prospectus
--------------------------------------------
will be filed with the SEC by Advance and Discount Auto Parts. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and any other document filed with the SEC by Advance or Discount Auto Parts at the SEC's web site at www.sec.gov. The proxy statement/prospectus and such other documents may also be obtained from Advance and Discount Auto Parts by making a request to Advance Holding Corporation, 5673 Airport Road, Roanoke, Virginia 24012, Attention: Corporate Secretary, Telephone: (540) 362-4911; or Discount Auto Parts, Inc., 4900 Frontage Road South, Lakeland, Florida 33815,
Attention: Corporate Secretary, Telephone: (863) 687-9226.

Discount Auto Parts, Advance and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies of Discount Auto Parts' shareholders to approve the business combination transaction and adopt the agreement providing for the merger. The directors and executive officers of Discount Auto Parts also may have an interest in the transaction, including as a result of holding stock or options of Discount Auto Parts. A detailed list of the names of Advance's directors and executive officers is contained in Advance's annual report on Form 10-K, filed on March 30, 2001, and a detailed list of the names of Discount Auto Parts' directors and executive officers and their ownership of stock and options of Discount Auto Parts is contained in Discount Auto Parts' proxy statement, filed on August 31, 2000, for its 2000 annual meeting of shareholders, as updated by beneficial ownership reports filed subsequent to such annual meeting. Such documents, and the proxy statement/prospectus disclosing interests of the directors and executive officers of Discount Auto Parts, when filed, may be obtained without charge at the SEC's web site at www.sec.gov.